UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 15, 2004

inTEST Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer of Incorporation)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code:   (856) 424-6886
[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 15, 2004, inTEST Corporation (the "Company") entered into a seven-year office lease agreement (the "Lease") with The Irvine Company (the "Landlord") for the Company's industrial, manufacturing, and research and development activities in San Jose, California. The Company will lease approximately 25,088 square feet of space at $.70 per rentable square foot during the first year of the lease term, with annual rent escalations. Under the Lease, the Company has a one-time right of first refusal and extension rights for two successive periods of thirty-six months. The Company expects to occupy the premises in the first quarter of 2005. The premises will become the principal manufacturing facility for inTEST's tester interface products which will be relocated from their present facilities.

Item 9.01.    Financial Statements and Exhibits.

(c)   Exhibits:

10  Lease dated September 15, 2004 between The Irvine Company and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   October 4, 2004

EXHIBIT INDEX

10  Lease dated September 15, 2004 between The Irvine Company and the Company.